                                                                EXHIBIT 10.8

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                      SERIES C CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT



                                    BETWEEN


                           NEW ERA OF NETWORKS, INC.



                                      AND


                   THE SEVERAL PURCHASERS NAMED IN SCHEDULE I




                            DATED AS OF JUNE 3, 1996


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
                               TABLE OF CONTENTS

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
ARTICLE I - THE PREFERRED SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         SECTION 1.1  Issuance, Sale and Delivery of the Preferred Shares . . . . . . 1
         SECTION 1.2  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . 1

         SECTION 2.1  Organization, Qualifications and Corporate Power  . . . . . . . 2
         SECTION 2.2  Authorization of Agreements, Etc  . . . . . . . . . . . . . . . 2
         SECTION 2.3  Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 2.4  Authorized Capital Stock  . . . . . . . . . . . . . . . . . . . 3
         SECTION 2.5  Financial Statements  . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 2.6  Events Subsequent to the April 30, 1996 Balance Sheet . . . . . 4
         SECTION 2.7  Litigation; Compliance with Law . . . . . . . . . . . . . . . . 5
         SECTION 2.8  Third Party Approvals . . . . . . . . . . . . . . . . . . . . . 5
         SECTION 2.9  Proprietary Information of Third Parties  . . . . . . . . . . . 6
         SECTION 2.11  Title to Properties  . . . . . . . . . . . . . . . . . . . . . 7
         SECTION 2.12  Leasehold Interests  . . . . . . . . . . . . . . . . . . . . . 7
         SECTION 2.13  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         SECTION 2.14  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         SECTION 2.15  Offering of the Preferred Shares . . . . . . . . . . . . . . . 8
         SECTION 2.16  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         SECTION 2.17  Transactions with Affiliates . . . . . . . . . . . . . . . . . 8
         SECTION 2.18  Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         SECTION 2.19  Non-Competition Agreement  . . . . . . . . . . . . . . . . . . 8
         SECTION 2.20  Material Contracts and Obligations . . . . . . . . . . . . . . 8
         SECTION 2.21  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 2.22  Books and Records  . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 2.23  U.S. Real Property Holding Corporation . . . . . . . . . . . . 9
         SECTION 2.24  Disclosures  . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 2.25  Qualified Small Business Stock . . . . . . . . . . . . . . . . 9
         SECTION 2.26  Securities Laws  . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS  . . . . . . . . . .  10

ARTICLE IV - CONDITIONS TO THE OBLIGATIONS  . . . . . . . . . . . . . . . . . . . .  11
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
ARTICLE V - COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . .  13

         SECTION 5.1  Financial Statements, Reports, Etc. . . . . . . . . . . .  13
         SECTION 5.2  Right of Participation  . . . . . . . . . . . . . . . . .  14
         SECTION 5.3  Reserve for Conversion Share  . . . . . . . . . . . . . .  14
         SECTION 5.4  Corporate Existence . . . . . . . . . . . . . . . . . . .  15
         SECTION 5.5  Properties, Business, Insurance . . . . . . . . . . . . .  15
         SECTION 5.6  Inspection, Consultation and Advice . . . . . . . . . . .  15
         SECTION 5.7  Restrictive Agreements Prohibited . . . . . . . . . . . .  15
         SECTION 5.8  Transactions with Affiliates  . . . . . . . . . . . . . .  15
         SECTION 5.9  Expenses of Directors . . . . . . . . . . . . . . . . . .  16
         SECTION 5.10  Use of Proceeds  . . . . . . . . . . . . . . . . . . . .  16
         SECTION 5.11  Board of Directors Meetings  . . . . . . . . . . . . . .  16
         SECTION 5.13  Vesting of Reserved Employee Shares  . . . . . . . . . .  16
         SECTION 5.14  Employee Nondisclosure and Developments Agreements . . .  17
         SECTION 5.15  Activities of Subsidiaries . . . . . . . . . . . . . . .  17
         SECTION 5.16  Compliance with Laws . . . . . . . . . . . . . . . . . .  17
         SECTION 5.17  Keeping of Records and Books of Account  . . . . . . . .  17
         SECTION 5.18  Change in Nature of Business . . . . . . . . . . . . . .  17
         SECTION 5.19  U.S. Real Property Interest Statement  . . . . . . . . .  17
         SECTION 5.20  Rule 144A Information  . . . . . . . . . . . . . . . . .  18
         SECTION 5.21  Termination of Covenants . . . . . . . . . . . . . . . .  18
         SECTION 5.22  Qualified Small Business Stock . . . . . . . . . . . . .  18
         SECTION 5.23  Liens, Etc . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VI - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         SECTION 6.1  Expenses  . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 6.2  Survival of Agreements  . . . . . . . . . . . . . . . . .  19
         SECTION 6.3  Brokerage . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 6.4  Parties in Interest . . . . . . . . . . . . . . . . . . .  19
         SECTION 6.5  Notices . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 6.6  Governing Law . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 6.7  Entire Agreement  . . . . . . . . . . . . . . . . . . . .  20
         SECTION 6.8  Counterparts  . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 6.9  Amendments  . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 6.10  Severability . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 6.11  Titles and Subtitles . . . . . . . . . . . . . . . . . .  21





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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
         SECTION 6.12  Waiver and Termination of Certain Provisions of
                 Series A Purchase Agreement and the Series B
                 Purchase Agreement . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 6.13  Certain Defined Terms  . . . . . . . . . . . . . . . . .  21


INDEX TO SCHEDULES

SCHEDULE I       Purchasers
SCHEDULE II      Disclosure Schedule
SCHEDULE III     Security Holders

INDEX TO EXHIBITS

EXHIBIT A        Form of Amendment No. 2 to the Registration Rights
                  Agreement
EXHIBIT B        Second Amended and Restated Stock Restriction Agreement
EXHIBIT C        Charter and All Amendments Thereto
EXHIBIT D-1      Adam Nondisclosure and Developments Agreement
EXHIBIT D-2      Form of Employee Nondisclosure and Developments Agreement
EXHIBIT E        Adam Non-Competition Agreement
EXHIBIT F        Opinion Letter of Gordon & Glickson P.C.

       SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of June 3, 1996 between NEW ERA OF NETWORKS, INC., a Delaware corporation (the "Company"), George F. Adam, Terence J. Garnett, and the several purchasers named in the attached Schedule I (individually, a "Purchaser" and collectively, the "Purchasers").

       WHEREAS, the Company wishes to issue and sell to the Purchasers an aggregate of 4,664,596 shares (the "Preferred Shares") of the authorized but unissued Series C Convertible Preferred Stock, $.01 par value, of the Company (the "Series C Preferred Stock"); and

       WHEREAS, the Purchasers, severally, wish to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                              THE PREFERRED SHARES

       SECTION 1.1 Issuance, Sale and Delivery of the Preferred Shares. The Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading "Number of Preferred Shares to be Purchased" on Schedule I, at the aggregate purchase price set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I.

       SECTION 1.2 Closing. The closing shall take place at the offices of Gordon & Glickson P.C., 444 North Michigan Avenue, Suite 3600, Chicago, IL 60611-3903, at 11:00 a.m., Chicago time, on June 3, 1996, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall transfer to the account of the Company by wire transfer the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached hereto as Schedule II:

       SECTION 2.1  Organization, Qualifications and Corporate Power.

       (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where failure to so qualify would not have a material adverse effect on the business, affairs or prospects of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, Amendment No. 2 to the Registration Rights Agreement with the Purchasers in the form attached as Exhibit A (the "Second Registration Rights Amendment") and the Second Amended and Restated Stock Restriction Agreement with the Purchasers and the other parties thereto named in paragraph (g) of Article V of this Agreement, in the form attached as Exhibit B (the "Second Restated Stock Restriction Agreement"), to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Common Stock, $.001 par value, of the Company ("Common Stock") issuable upon conversion of the Preferred Shares (the "Conversion Shares").

       (b) Other than New Era Of Networks Limited, a U.K. company wholly owned by the Company, the Company has no subsidiaries and the Company does not
(i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

       SECTION 2.2  Authorization of Agreements, Etc.

       (a) The execution and delivery by the Company of this Agreement, the Second Registration Rights Amendment and the Second Restated Stock Restriction Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended (the "Charter") or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries. To the best of the Company's knowledge, no provision of the Second Restated Stock Restriction Agreement violates, conflicts with, results in a breach of or constitutes (with due notice or lapse of time or both) a default by any other party under any other indenture, agreement or instrument.

       (b) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series C Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Second Registration Rights Amendment and the Second Restated Stock Restriction Agreement. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Second Registration Rights Amendment and the Second Restated Stock Restriction Agreement. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other similar right in favor of any person, other than the preemptive rights of certain holders of the outstanding shares of (i) Series A Convertible Preferred Stock, $.0l par value, of the Company (the "Series A Preferred Stock") or (ii) Series B Convertible Preferred Stock, $.01 par value, of the Company (the "Series B Preferred Stock"), which preemptive rights have been either exercised or waived by such holders with respect to such issuance, sale and delivery.

       SECTION 2.3 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the Second Registration Rights Amendment and the Second Restated Stock Restriction Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject in each case, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally).

       SECTION 2.4 Authorized Capital Stock. The authorized capital stock of the Company consists of (a) 20,016,963 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), of which (i) 9,169,028 shares have been designated Series A Convertible Preferred Stock ("Series A Preferred Stock"),
(ii) 6,183,339 shares have been designated Series B Preferred Stock, (iii) 4,664,596 shares have been designated Series C Convertible Preferred Stock ("Series C Preferred Stock") and (b) 33,275,652 shares of Common Stock, $.001 par value (the "Common Shares"). Immediately prior to the Closing, 6,095,486 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, 9,169,028 shares of Series A Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and 6,183,339 shares of Series B Preferred Stock will be validly issued and outstanding. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule III. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit C, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule III, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock or Preferred Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule III, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Series A Preferred Stock Purchase Agreement dated as of May 9, 1995 by and among the Company and the Purchasers named therein (the "Series A Purchase Agreement"); the Series B Preferred Stock Purchase Agreement dated as of September 20, 1995 (the "Series B Purchase Agreement"); the Second Amended and Restated Stock Restriction Agreement; the Voting Agreement, dated May 9, 1995, by and among George F. Adam and the holders of the Series A Preferred Stock (the "Voting Agreement"); and the Company's 1995 Employee Stock Option Plan, to the best of the Company's knowledge there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

       SECTION 2.5 Financial Statements. The Company has furnished to the Purchasers an audited balance sheet of the Company as of December 31, 1995 and the unaudited balance sheet of the Company as of April 30, 1996 (the "Balance Sheets") and the related audited statements of operations and cash flows for the year ended December 31, 1995 and unaudited statements of operation and cash flows of the Company for the 4 months ended April 30, 1996. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except that such unaudited financial statements do not contain all of the required footnotes) and fairly present the financial position of the Company as of December 31, 1995 and April 30, 1996 respectively, and the results of its operations and cash flows for the year ended December 31, 1995 and the 4 months ended April 30, 1996 respectively. Since April 30, 1996, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the April 30, 1996 Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

       SECTION 2.6 Events Subsequent to the April 30, 1996 Balance Sheet. Except as set forth on Schedule II attached hereto, since April 30, 1996, the Company has not (i) issued any stock, bond or other corporate security (other than employee stock options), (ii) borrowed an amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business,

(iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the April 30, 1996 Balance Sheet and current liabilities incurred since April 30, 1996 in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

       SECTION 2.7 Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and to the Company's actual knowledge there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. To its knowledge, the Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations. To the Company's actual knowledge, there is no existing law, rule, regulation or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether Federal, state, county or local, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business.

       SECTION 2.8 Third Party Approvals. No registration or filing with, or consent or approval of or other action by any third party, is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Second Registration Rights Amendment, the Second Restated Stock Restriction Agreement and the Voting Agreement, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Preferred Shares and (ii) with respect to the Registration Rights Agreement as amended by Amendment No. 1 and Amendment No. 2 to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

       SECTION 2.9 Proprietary Information of Third Parties. To the best of the Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

       SECTION 2.10 Patents, Trademarks, Etc. Set forth in Schedule II is a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively; "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and to the Company's knowledge there is no basis for any such claim (whether or not pending or threatened). To the Company's knowledge, no claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential.

       SECTION 2.11 Title to Properties. The Company has good and marketable title to the properties and assets reflected on the Balance Sheet or acquired by it since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and, except as set forth in Schedule II, all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances, except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

       SECTION 2.12 Leasehold Interests. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid subsisting agreement, without any material default of the Company thereunder and, to the knowledge of the Company, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default under any such lease or agreement. The Company's possession of such property has not been disturbed nor has any claim been asserted against the Company adverse to its rights in such leasehold interests.

       SECTION 2.13 Insurance. The Company has policies of casualty and comprehensive general liability insurance in respect of (i) the plants, equipment and inventory of the Company with extended coverage against such casualties and contingencies, in such amounts and of such types as is customary for companies similarly situated and are deemed by the Company to be sufficient and (ii) its products and services against such casualties and contingencies, in such amounts and of such types as is customary for companies similarly situated and are deemed by the Company to be sufficient. Valid policies in such amounts will be outstanding and duly in force at the Closing Date.

       SECTION 2.14 Taxes. The Company has filed all tax returns, Federal, state, county and local, required to be filed by it, and the company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made in accordance with generally accepted practice by the Company have been paid and adequate reserves have been established for all taxes accrued but not yet payable. Except for taxes for the payment of which an adequate reserve has been established on the Balance Sheet, there is no tax lien, whether imposed by the Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

       SECTION 2.15 Offering of the Preferred Shares. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares or any such similar security of the Company has offered the Preferred Shares or any such similar security for sale to, or solicited any offer to buy the Preferred Shares or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Preferred Shares under the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Commission thereunder), that might subject the offering, issuance or sale of the Preferred Shares to the registration provisions of the Securities Act.

       SECTION 2.16 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

       SECTION 2.17  Transactions with Affiliates.  Except as set forth in the
Schedule II, no officer of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

       SECTION 2.18 Employees. George F. Adam, Jr. has executed a Nondisclosure and Developments Agreement on May 9, 1995, attached hereto as Exhibit D-1, and such agreement is in full force and effect. Each other key employee of the Company has executed an Employee Nondisclosure and Developments Agreement (the "Employee Agreement") substantially in the form of Exhibit D-2 attached hereto, and such agreements are in full force and effect. To the Company's actual knowledge, the Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Securities and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended.

       SECTION 2.19 Non-Competition Agreement. George F. Adam, Jr., has entered into a Non-Competition Agreement with the Company substantially in the form attached as Exhibit E (the "Non-Competition Agreement") and such agreement is in full force and effect.

       SECTION 2.20 Material Contracts and Obligations. Schedule II includes a list of all material agreements of any nature to which the Company is a party or by which it is bound, including without limitation (i) each agreement which requires future expenditures by the Company in excess of $10,000, (ii) all employment and consulting agreements, employee benefit, bonus, pensions, profit sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, and (iii) any agreement to which the Company and any stockholder, officer, consultant, independent contractor or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), is presently a party, including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity. All of such agreements and contracts are valid and binding obligations of the Company, enforceable in accordance with their respective terms, and in full force and effect, and the Company is not in material breach or default under any such agreement or contract.

       SECTION 2.21 Compliance. There is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, condition, affairs or operations of the Company or any of its properties or assets.

       SECTION 2.22 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its board of directors and committees thereof. The stock ledger of the Company is complete and accurate in all respects and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

       SECTION 2.23 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation", as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and Section 1.897-2(b) of the regulations promulgated thereunder.

       SECTION 2.24 Disclosures. Neither this Agreement, the Second Registration Rights Amendment, the Second Restated Stock Restriction Agreement nor any Schedule or Exhibit hereto or thereto, nor any report, certificate or instrument furnished to any of the Purchasers or their special counsel in connection with the transactions contemplated by this Agreement, the Second Registration Rights Amendment, the Second Restated Stock Restriction Agreement or the Charter, contains or will contain any material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the financial condition, business or prospects of the Company which has not been disclosed to the Purchasers or to their special counsel.

       SECTION 2.25 Qualified Small Business Stock. The Preferred Shares constitute "qualified small business stock" as defined in Section 1202(c) of the Code (assuming that the exchange of 4,584,514 shares of Common Stock for 4,584,514 shares of the Series A Preferred Stock, no par value, of the Company effected on May 9, 1995 effected by George F. Adam, Jr. does not disqualify the Preferred Shares from such treatment).

       SECTION 2.26 Securities Laws. The issuance and sale of the Series C Preferred Stock pursuant to this Agreement is exempt from registration under
Section 5 of the Securities Act of 1933, as amended.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

       Each Purchaser severally represents and warrants to the Company that:

       (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares;

       (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

       (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

       (d) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof,

       (e) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and the Conversion Shares shall bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

       (f) if it sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including (i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

                                   ARTICLE IV

                         CONDITIONS TO THE OBLIGATIONS
                               OF THE PURCHASERS

       The obligation of each Purchaser to purchase and pay for the Preferred Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

       (a) Opinion of Company's Counsel. The Purchasers shall have received from Gordon & Glickson P.C., counsel for the Company, an opinion dated the Closing Date, in form and scope as set forth in Exhibit F attached hereto.

       (b) Representations and Warranties to be True and Correct. The representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President of the Company shall have certified to such effect to the Purchasers in writing, provided, that if this agreement is executed on the Closing Date, execution of this Agreement by such persons shall suffice.

       (c) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied, provided, that if this agreement is executed on the Closing Date, execution of this Agreement by such persons shall suffice.

       (d) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

       (e) Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

              (i) (A) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all franchise taxes by the Company and listing all documents of the Company on file with said Secretary.

              (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the Second Registration Rights Amendment and the Second Restated Stock Restriction Agreement, the issuance, sale and delivery of the Preferred Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Second Registration Rights Amendment and the Second Restated Stock Restriction Agreement; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Second Registration Rights Amendment or the Second Restated Stock Restriction Agreement, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

              (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

       (f) Registration Rights Amendment. The Company shall have executed and delivered the Second Registration Rights Amendment.

       (g) Restated Stock Restriction Agreement. The Second Restated Stock Restriction Agreement shall have been executed and delivered by the Company and George F. Adam.

       (h) Charter. The Charter shall read in its entirety as set forth in Exhibit C. The Charter shall provide the number of shares of authorized Common Stock of the Company may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class.

       (i) Preemptive Rights. All stockholders of the Company having any preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares or the Conversion Shares shall have irrevocably waived the same in writing.

       (j) Fees of Purchasers' Counsel. The Company shall have paid in accordance with Section 6.1 the fees and disbursements of Purchasers' counsel invoiced at the Closing.

       (k) Consents. All filings, consents or waiting periods required to be obtained or imposed on the issuance and sale of the Series C Preferred Stock have been obtained, expired, waived, or otherwise satisfied.

       (l) Release of Lien on Intellectual Property. Contemporaneously with the payment by the Purchasers of the Preferred Shares (i) the Company shall use such amount of the proceeds of such purchase as shall be required by pay all amounts then outstanding under the Company's line of credit with Silicon Valley Bank; and (ii) all such actions shall be taken, including but not limited to the filing of all Uniform Commercial Code required documents with the appropriate state and local authorities, to effect the release by the Silicon Valley Bank of all mortgages, pledges, security interests, liens charges or other encumbrances it has in the Company's Intellectual Property and all other intellectual property, including but not limited to all software and other technical information developed by and belonging to the Company.

All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.


                                   ARTICLE V

                            COVENANTS OF THE COMPANY

       The Company covenants and agrees with each of the Purchasers that for so long as any Preferred Stock is outstanding:

       SECTION 5.1 Financial Statements, Reports, Etc.. The Company shall furnish to each Purchaser holding either (i) together with its affiliates 500,000 Preferred Shares (as adjusted for stock splits, stock dividends and the like) or (ii) all of the Preferred Shares purchased by it on the date hereof (in either case a "Qualified Purchaser"):

       (a) within fifteen (15) days after the end of each fiscal year, but in no case later than one hundred twenty (120) days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

       (b) within fifteen (15) days after the end of each month, but in no case later than ninety (90) days after the end of each month in each fiscal year (other than the last month in each fiscal year) a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company but with no requirement to provide the customary footnotes, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year, provided that the Company's obligations under this Section 5.1(b) shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities;

       (c) at the time of delivery of each annual financial statement pursuant to Section 5.1(a), a certificate executed by the Chief Executive Officer of the Company stating that such officer has caused this Agreement and the Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof;

       (d)    at the time of delivery of each monthly statement pursuant to
Section 5.1(b), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

       (e) no later than sixty (60) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

       (f) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

       (g) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 2.7 that could adversely affect the Company or any of its subsidiaries;

       (h) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Commission; and

       (i) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

       (j) notwithstanding the foregoing, each Purchaser may request certain financial statements in less time in order to prepare partnership quarterly reports or annual audits. The Company will make a good faith effort to comply with these requests.

       SECTION 5.2  Right of Participation.  [Intentionally deleted.]

       SECTION 5.3 Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

       SECTION 5.4 Corporate Existence. The Company shall maintain and, except as otherwise permitted by Section 5.15 cause each of its subsidiaries to maintain, their respective corporate existence, rights and franchises in full force and effect.

       SECTION 5.5 Properties, Business, Insurance. The Company shall maintain and cause each of its subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall also maintain in effect a "key person" life insurance policy, payable to the Company, on the life of George F. Adam, Jr., (so long as he remains an employee of the Company), in the amount of $1,000,000 with the proceeds thereof payable to the Company. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by Purchasers holding at least a majority of the outstanding Preferred Shares, the Company will add one designee of such Purchasers as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

       SECTION 5.6 Inspection, Consultation and Advice. The Company shall permit and cause each of its subsidiaries to permit each Qualified Purchaser and such persons as it may designate, at such Qualified Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Qualified Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

       SECTION 5.7 Restrictive Agreements Prohibited. Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Second Registration Rights Amendment, the Second Restated Stock Restriction Agreement or the Charter.

       SECTION 5.8 Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

       SECTION 5.9 Expenses of Directors. The Company shall promptly reimburse in full, each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (each a "Preferred Director"), for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

       SECTION 5.10 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares first to pay off all amounts then outstanding under the Company's line of credit with Silicon Valley Bank as set forth in paragraph (1) of Article IV of this Agreement and the remainder solely for working capital, sales and marketing development, software applications technology and administration of the business as outlined in the Company's business plan.

       SECTION 5.11 Board of Directors Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter. The Company shall permit each Qualified Purchaser to have one representative reasonably acceptable to the Company attend each meeting of the Board of Directors of the Company and each meeting of any Committee thereof and to participate in all discussions during each such meeting. The Company shall send to each Qualified Purchaser and such designee the notice of the time and place of such meeting in the same manner and at the same time as it shall send such notice to its directors or committee members, as the case may be. The Company shall also provide to each Qualified Purchaser and such designee copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or committee, except for information reasonably designated as proprietary information by the Board of Directors.
The Company may require each such representative, prior to attendance at his or her first meeting of the Company's Board of Directors, to execute a confidentiality agreement reasonably acceptable to the Company. Notwithstanding the foregoing, the Company may require that all affiliated Qualified Purchasers designate a single representative to attend meetings of the Company's Board of Directors as long as such Qualified Purchasers remain affiliated with each other.

       SECTION 5.12 Performance of Contracts. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Employee Nondisclosure and Developments Agreements or the Non-Competition Agreements without the written consent of two-thirds of the Preferred Directors.

       SECTION 5.13 Vesting of Reserved Employee Shares. The Company shall not grant to any of its employees options to purchase Reserved Employee Shares (as that term is defined in the Charter) which will become exercisable at a rate in excess of 33-1/3% per annum from the date of such grant without the unanimous written consent of the Preferred Directors; provided, however, that options granted under the Company's Stock Option Plan will vest one-sixth in year one, two-sixths in year two and three-sixths in year three and that the Company may grant fully vested options to purchase up to an aggregate of 200,000 of the Reserved Employee Shares under a program to reward its salespeople upon the completion of certain customer contracts procured by them.

       SECTION 5.14 Employee Nondisclosure and Developments Agreements. The Company shall obtain, and shall cause its subsidiaries to obtain, an Employee Nondisclosure and Developments Agreement in substantially the form of Exhibit E from all future officers, key employees and other employees who will have access to confidential information of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries.

       SECTION 5.15 Activities of Subsidiaries. The Company shall not permit any subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other subsidiary, or (ii) merge into or sell or transfer assets to the Company. The Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary, except to the Company or another subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary, except to the Company or another subsidiary. The Company shall not permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another subsidiary.

       SECTION 5.16 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

       SECTION 5.17 Keeping of Records and Books of Account. The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

       SECTION 5.18 Change in Nature of Business. The Company shall remain in the business of software development and consulting.

       SECTION 5.19 U.S. Real Property Interest Statement. The Company shall provide prompt written notice to each Purchaser following any "determination date" (as defined in Treasury Regulation Section 1.897-2(c)(i)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.8972(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Purchaser shall be delivered to such Purchaser within ten (10) days of such Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 5.22 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

       SECTION 5.20 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of any Purchaser or a prospective buyer of Preferred Shares or Conversion Shares from any Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Preferred Shares or Conversion Shares, as the case may be, for trading through PORTAL. The Company's obligations under this Section 5.20 shall at all times be contingent upon the relevant Purchaser's obtaining from the prospective buyer of Preferred Shares or Conversion Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Preferred Shares or Conversion Shares.

       SECTION 5.21 Termination of Covenants. The covenants set forth in Sections 5.19 and 5.20 shall terminate and be of no further force or effect as to each of the Purchasers when such Purchaser no longer holds any shares of capital stock of the Company. All of the other covenants set forth in this
Article V shall terminate and be of no further force or effect as to each of the Purchasers when such Purchaser is no longer a Qualified Purchaser. Each Purchaser acknowledges that the covenants terminate with respect to such Purchaser as set forth in the preceding sentence in the event that such Purchaser's holdings of Preferred Shares are reduced via conversion of such holdings into Common Stock, whether voluntarily or involuntarily.

       SECTION 5.22 Qualified Small Business Stock. The Company shall submit to its stockholders (including the Purchasers) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations. In addition, within ten (10) days after any Purchaser has delivered to the Company a written request therefor, the Company shall deliver to such Purchaser a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code (subject to the assumption set forth in Section 2.25). The Company's obligation to furnish a written statement pursuant to this Section 5.27 shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market.

       SECTION 5.23 Liens, Etc. Except for (i) the liens on the Company's property held by Silicon Valley Bank as indicated on Schedule II, after giving effect to the requirements of paragraph (1) of Article IV, (ii) liens arising by operation of law and in the ordinary course of business, and (iii) equipment leases or purchase money financing agreements where any security agreement or financing statement applies only to the specific property being leased or purchased, the Company shall not, and shall not permit any of its subsidiaries to, create, incur, assume or suffer to exist, any lien on or with respect to any of its properties of any character whether now owned or hereafter acquired, or sign or file, or permit any of its subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction of the United States or under the laws of any other jurisdiction, a financial statement or other similar document that names the Company or such subsidiary as debtor, or sign, or permit any subsidiary to sign, any security agreement authorizing any secured party thereunder to file such financing statement or other similar document, or assign, or permit any subsidiary to assign, any accounts; provided that, except with respect to liens or other encumbrances on, or security interests in, any of the Company's Intellectual Property or other intellectual property including, but not limited to all software and other technical information developed by and belonging to the Company, the holders of a majority of the shares of Preferred Stock may consent to any lien or action taken in respect thereof.

                                   ARTICLE VI

                                 MISCELLANEOUS

       SECTION 6.1 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that assuming a successful completion of such transactions, the Company shall pay the fees and disbursements, not to exceed three thousand dollars ($3,000.00) to each of the Purchasers' special counsel in connection with such transactions and any subsequent amendment, waiver, consent or enforcement thereof

       SECTION 6.2 Survival of Agreements. All covenants, agreements, representations and warranties made herein or in the Second Registration Rights Amendment, the Second Restated Stock Restriction Agreement or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement, the Second Registration Rights Amendment or the Second Restated Stock Restriction Agreement, shall survive the execution and delivery of this Agreement, Second Registration Rights Amendment and the Second Restated Stock Restriction Agreement, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

       SECTION 6.3 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

       SECTION 6.4 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares or Conversion Shares.

       SECTION 6.5 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

       (a) if to the Company, at 7400 E. Orchard Road, Suite 230, Englewood, Colorado 80111, Attention: Chief Executive Officer, with a copy to Mark L. Gordon, Esq., Gordon & Glickson, P. C., 444 North Michigan Avenue, Suite 3600, Chicago, IL 60611-3903;

       (b) if to Merrill Lynch Group, Inc., at c/o Merrill, Lynch & Co., Inc., World Financial Center, North Tower, New York City, NY 10281, Attention:
William A. Bridy; and

       (c) if to any Purchaser other than Merrill Lynch Group, Inc., at the address of such Purchaser set forth in Schedule I, with, in the case of notices to ARCH, Venrock or Garnett, a copy to Robin A. Painter, Esq., Testa, Hurwitz & Thibeault, High Street Tower, 125 High Street, Boston, Massachusetts 02110;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

       SECTION 6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

       SECTION 6.7 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

       SECTION 6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       SECTION 6.9 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

       SECTION 6.10 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

       SECTION 6.11 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

       SECTION 6.12 Waiver and Termination of Certain Provisions of Series A Purchase Agreement and the Series B Purchase Agreement. The Company, the holders of a majority of the outstanding Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and the holders of a majority of the outstanding Common Stock issuable upon conversion of the Series B Preferred Stock hereby agree that (i) effective immediately prior to the consummation of the Closing, the covenants of the Company in Article V of the Series B Purchase Agreement shall be terminated in their entirety, shall be of no further force or effect, and shall be replaced in their entirety by Article V of this Agreement, and (ii) the provisions of Section 5.2 of the Series B Purchase Agreement are hereby waived with respect to the transactions contemplated herein. The parties hereto agree that solely for purposes of Article V of this Agreement. (i) the term "Purchasers" shall be deemed to mean the Purchasers, the holders of the Series A Convertible Preferred Stock, the holders of the Series B Preferred Stock, and the holders of the Series C Preferred Stock, (ii) the term "Preferred Shares" shall be deemed to mean the Preferred Shares, the shares of Series A Preferred Stock, the shares of Series B Preferred Stock, and the shares of the Series C Preferred Stock, (iii) the term "Conversion Shares" shall be deemed to mean the Conversion Shares and the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, the Series B Preferred Stock, or the Series C Preferred Stock.

       SECTION 6.13 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              (a) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

              (b) "subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

         IN WITNESS WHEREOF, the Company, certain officers and employees of the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                        New Era Of Networks, Inc.


                                        By:
                                           ---------------------------------
                                           George F. Adam, Jr.
                                           President



                                        PURCHASERS:

                                        ARCH VENTURE FUND II, L.P.,
                                        a Delaware limited partnership

                                        By: ARCH VENTURE PARTNERS, L.P., a
                                              Delaware limited partnership,
                                              its General partner

                                        By: ARCH Venture Corporation,
                                              an Illinois corporation, its
                                              General Partner

                                        By:
                                           ---------------------------------
                                           Managing Director



                                        VENROCK ASSOCIATES


                                        By:
                                           ---------------------------------
                                           General Partner



                                        [MORE SIGNATURES FOLLOW]

                                        VENROCK ASSOCIATES II, L.P.


                                        By:
                                           ---------------------------------
                                           General Partner


                                        ------------------------------------
                                        Terence Garnett



                                        MERRILL LYNCH GROUP, INC.,
                                        a Delaware corporation


                                        By:
                                           --------------------------------


                                        THE HAMILTON COMPANIES, L.L.C., a
                                        Colorado limited liability company

                                        By:
                                           --------------------------------


                                        For purposes of 6.12:



                                        ----------------------------------
                                        George F. Adam, Jr.

SIGNATURE PAGE TO SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR NEW ERA OF NETWORKS, INC.

                                   SCHEDULE I

                                   PURCHASERS


                                                                                                  AGGREGATE
                                                                  NUMBER OF                    PURCHASE PRICE
                                                               PREFERRED SHARES                 FOR PREFERRED
               NAME AND ADDRESS OF PURCHASER                   TO BE PURCHASED                     SHARES
          ---------------------------------------       ---------------------------       --------------------------
          ARCH Venture Fund II, L.P.
          135 S. LaSalle Street, Suite 3702
          Chicago, IL  60637                                    745,342                         $   1,200,000

          Venrock Associates, II, L.P.
          30 Rockefeller Plaza, Rm 5508
          New York, NY  10112                                   457,888                         $  737,199.68

          Venrock Associates
          755 Pace Mill Road Ste. A230
          Palo Alto, CA  94304                                  747,081                         $1,202,800.41

          Terence J. Garnett
          c/o Venrock Associates
          755 Pace Mill Road Ste A230
          Palo Alto, CA  94304                                   37,267                         $   59,999.87

          Merrill Lynch Group, Inc.
          World Financial Center
          North Tower
          New York, NY  10281                                 1,863,354                         $   3,000,000

          The Hamilton Companies, L.L.C.
          1560 Broadway, 22nd Fl
          Denver, CO  80202                                     813,664                         $   1,310,000
                                                              ---------                         -------------
                  Total                                       4,664,596                         $   7,510,000
                                                              =========                         =============

                                  SCHEDULE II

                              DISCLOSURE SCHEDULE

I.       LITIGATION

         A.      None

II.      INTELLECTUAL PROPERTY

         A. The Company has patent applications in process for the NEONet Rules Engine and NEONet Queuing.

         B. The Company has applied to the U.S. Patent and Trademark Office for trademarks for New Era of Networks, Inc., the NEON logo, and NEONet.

III.     STOCK OPTIONS AND WARRANTS

         A. The Company maintains a Employee Stock Option Plan, the terms of which have been previously provided to the purchasers and which will be amended to conform with the terms of this Agreement. The Plan provides the Company with a right of first refusal and repurchase rights with respect to certain transfers of stock by recipients of the Employee Stock Options as well. As of the date of this Agreement, the Company has granted options to purchase 3,032,300 shares of Common Stock pursuant to this Plan.

         B. The Company has granted options to purchase a total 398,334 shares of common stock to certain consultants and suppliers.

         C. The Company issued 31,056 warrants to Silicon Valley Bank at an exercise price of $1.61 per share.

IV.      FINANCING

         A. George F. Adam currently holds a revolving note from the Company for an amount up to $500,000. As of May 31, 1996, the principal amount outstanding under such note is approximately $318,158, accrued interest is approximately $1,700.

         B. The Company maintains a $1,000,000 line of credit with Silicon Valley Bank.

         C.      The Company maintains a $150,000 line of credit with Guaranty
                 Bank.

V.       MATERIAL AGREEMENTS (EXPECTED REVENUES OVER $100,000)

         A.      Froedtert Memorial Lutheran Hospital Agreement dated July 28,
                 1995.

         B. Merrill Lynch & Co., Master Agreement for Professional Services dated February 7, 1996.

         C.      Thomson Financial Services Agreement dated February 13, 1996.

         D. ADP Financial Information Services, Inc. Agreement dated April 4, 1996.

         E.      Fidelity Assets Services Group Agreement dated March 5, 1996.

         F. Ingalls Health System, Development Contract for Universal Medical Record Number System, dated June 17, 1995.

         G.      JP Morgan Agreement dated January 15, 1996.

VI.      MATERIAL CONTRACTS AND OBLIGATIONS

         A. At this time, the Company has three separate leases on 19,512 square feet for its administrative and development operations in Denver. The aggregate monthly rent is $13,944 a month. The leases run primarily to the year 2000.

         B. The Company also holds a lease for a portion of the 29th floor at One Liberty Plaza, New York, New York (4,300 square feet) for its New York Operations. The month rent is $7,621 per month. The lease runs to the year 1998.

         C.      The Company is a party to the agreements described in Section
                 2.4 of this Purchase Agreement and all agreements attached to the Purchase Agreement as Exhibits.

         D. The Company has entered into Employee Nondisclosure and Developments Agreements with each of George F. Adam, Harold Piskiel and all other employees of the Company. Additionally, the Company has entered into a Non-Competition Agreement with George F. Adam.

         E. The Company is a party to Stock Option Agreements with all parties listed on Schedule III hereof.

VII.     LIENS

         A. In connection with the $1,000,000 line of credit with Silicon Valley Bank, the Bank holds a first security interest in substantially all assets of the Company.

                                  SCHEDULE III

                                SECURITY HOLDERS


                                                                      No. Of Options
Name                                                                     Granted
----                                                                  --------------
 A.       COMMON STOCKHOLDERS
          -------------------
 Adam, George F.                                                          5,495,486
 Piskiel, Harold                                                            600,000
                                                                         ----------
          Total                                                           6,095,486
                                                                          ---------

 B.       SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS
          -------------------------------------------

 ARCH Venture Fund II, L.P.                                               2,292,257
 Adam, Rick F.                                                            6,876,771
                                                                          ---------
          Total                                                           9,169,028
                                                                          ---------

 C.       SERIES B CONVERTIBLE PREFERRED STOCKHOLDERS
          -------------------------------------------

 ARCH, Venture Fund II, L.P.                                              1,236,668
 Garnett, Terrance                                                          468,285
 Venrock Associates                                                       3,080,714
 Venrock Associates II                                                    1,397,672
                                                                          ---------
          Total                                                           6,183,339
                                                                          ---------

 D.       EMPLOYEE OPTIONS
          ----------------

 Abramczyk, Jeffrey                                                          48,000
 Adam, Sheryl                                                                27,000
 Albuquerque, Ronald                                                          7,500
 Bachand, Michael                                                            13,000
 Bae, Kye                                                                     2,100
 Berg, Erik                                                                  24,000
 Bohm, Keith                                                                  1,200
 Boyarsky, Donald M.                                                          5,400
 Bristol, Michael                                                             4,200
 Brizendine, Donald C.                                                       30,000
 Carroll, Sharon                                                             12,000
 Carter, John                                                                15,000
 Chaing, Leo                                                                 18,000
 Cirino, John                                                                30,000
 Claussen, Courtney                                                          27,300
 Cobb, John                                                                  12,000

 Coyle, Christina                                                            21,000
 Coyle, John                                                                 33,000
 Craig, Sheri                                                                24,000
 Cranston, Brooke                                                             2,400
 Darby, David                                                                30,000
 Day-Budd, Jennifer                                                           5,100
 Degni, Janet                                                                 3,000
 Duncan, Paula                                                                2,100
 Fabrizio, Joseph                                                            42,000
 Fitzpatrick, Brian                                                           2,100
 Foreman, Jay                                                                27,000
 Fushimi, Colleen                                                             2,400
 Ganora, Victor                                                               3,600
 Gentile, Salvatore                                                          50,600
 Giliotti, Angela                                                             1,200
 Goodlette, David                                                            21,000
 Groves-Scavo, Theresa                                                       13,200
 Habiger, Karen                                                               3,000
 Haugland, Gregg                                                             72,300
 Hayes, Troy                                                                 12,600
 Jamroz, Monica                                                               3,800
 Jaroch, Michael                                                             60,000
 Just, Beth                                                                   8,400
 Krieger, Mitch                                                             111,000
 Kroeker, Kevin                                                               1,800
 Lawrence, Diana                                                             30,000
 Lee, Ben                                                                    39,000
 Long, Peter                                                                 24,000
 Magee, John                                                                 90,000
 Markey, Ronald                                                              15,000
 McDaniel, David                                                             30,300
 Mesa, Rebecca                                                                4,800
 Moore, Paul                                                                  1,500
 Mui, Gerald                                                                 51,300
 Napoli, John                                                                36,000
 O'Keefe, Betty                                                              33,600
 Olivas, Toni                                                                 1,200
 Oliver, Jeffrey                                                             21,000
 Parks, James C.                                                            210,000
 Pascal, Connie                                                              30,000
 Pelizzoli, Paolo                                                            51,000
 Petronino, Mark                                                             30,000
 Piskiel, Harold                                                            300,000
 Plotkin, Leo                                                                11,100

 Preston, Christopher                                                        57,600
 Raffaghello, Dalan                                                           2,400
 Rasson, Don                                                                 10,200
 Rego, Mark                                                                  15,300
 Robinson, Gary                                                               3,000
 Rothe, Kirk                                                                 12,000
 Russo, Frank                                                               210,000
 Sadim, Amir                                                                 15,000
 Sagara, Martin                                                               6,900
 Schlachter, Larry                                                           30,000
 Schrichte, Reed                                                              7,500
 Scully, Kevin                                                              213,600
 Small, Michael                                                              15,000
 Smith, Barry                                                                 9,000
 Speckman, Amber                                                             12,000
 Springer, Lou                                                               36,000
 Sterling, David                                                             30,000
 Travis, Carolyn                                                              2,100
 Truman, Terrance                                                            24,000
 Tzeng, Ted                                                                   2,100
 Tzeng, Todd                                                                 66,600
 Vandenburgh, Judy                                                            2,100
 Venis, James                                                                 3,600
 Westenskow, Evan                                                           210,000
 Whalen, Ruth Shy                                                            13,200
 Wickenheiser, Kristal                                                       12,000
 Wilson, Cynthia                                                            120,000
 Wine, Stan                                                                  42,000
 Wisdom, Don                                                                  2,400
 Wu, Litao                                                                    3,600
                                                                          ---------
          Total                                                           3,032,300
                                                                          ---------

 E.       NON-EMPLOYEE OPTIONS
          --------------------

 Terry & Associates                                                          10,000
 Panther Beach Tech                                                           7,000
 Careers, Ltd.                                                               12,000
 Garnett, Terry                                                             234,334
 Gordon, Mark                                                                60,000
 Parks, Jim                                                                  15,000
 Reep, Jim                                                                   60,000
                                                                          ---------
          Total                                                             398,334
                                                                          ---------

 F.       WARRANTS

 Silicon Valley Bank                                                     31,056



                                      -4-